Exhibit 10.1

INTELLINETICS, INC. 2023 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

1. Purpose. This Non-Employee Director Compensation Plan (the “Plan”) is intended to attract highly qualified individuals to serve as Non-Employee Directors of Intellinetics, Inc. (the “Company”) and to provide Non-Employee Directors with incentives and rewards that motivate superior oversight and protection of the Company’s business.

2. Definitions.

“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

“Annual Award” means an equity award granted pursuant to Section 6 of the Plan.

“Annual Retainer” means the annual fee payable by the Company to a Non-Employee Director with respect to their service as a member of the Board.

“Award” means an Annual Award or an Initial Award.

“Award Agreement” means an agreement by and between a Non-Employee Director and the Company evidencing the terms of an Award and entered into pursuant to the terms of this Plan.

“Board or Board of Directors” means the Board of Directors of the Company, as constituted from time to time.

“Board Term” means the approximate 12-month period commencing on the date of the Company’s annual meeting of shareholders at which Board members are elected or appointed for the year.

“Cause” means a determination by a majority of the disinterested Board members that the Non-Employee Director has engaged in any of the following:

(a) malfeasance in office;

(b) gross misconduct or neglect;

(c) false or fraudulent misrepresentation inducing the director’s appointment;

(d) willful conversion of corporate funds; or

(e) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

“Change in Control” means:

(a) The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any Person that is not a subsidiary of the Company;

(b) The Incumbent Directors cease for any reason to constitute at least a majority of the Board;

(c) The date which is 10 business days prior to the consummation of a complete liquidation or dissolution of the Company;

(d) The acquisition by any Person of Beneficial Ownership of 50% or more (on a fully diluted basis) of either (i) the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company or any Affiliate, (B) any acquisition by any employee benefit plan sponsored or maintained by the Company or any subsidiary, (C) any acquisition which complies with clauses, (i), (ii) and (iii) of subsection (e) of this definition or (D) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant); or

(e) The consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the entity resulting from such Business Combination (the “Surviving Company”), or (B) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination; (ii) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company); and (iii) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Committee” means a standing committee of the Board.

“Committee Annual Retainer” means the annual fee payable by the Company to a Non-Employee Director with respect to their service on a Committee.

“Committee Chair” means the Non-Employee Director serving as the chair of a Committee.

“Committee Chair Annual Retainer” means the annual fee payable by the Company to a Committee Chair with respect to their service as a Committee Chair.

“Company” means Intellinetics, Inc., a Nevada corporation, including any successor thereto.

“Compensation Committee” means the Compensation Committee of the Board.

“Disability” means the Non-Employee Director is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months.

“Effective Date” means the date as of which this Plan is adopted by the Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of the Shares as determined below. If the Shares are listed on any established stock exchange or a national market system, including, without limitation, the New York Stock Exchange, NYSE American, or the Nasdaq Stock Market, the Fair Market Value shall be the closing price of a Share (or if no sales were reported, the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Compensation Committee deems reliable. In the absence of an established market for the Shares, the Fair Market Value shall be determined in good faith by the Compensation Committee and such determination shall be conclusive and binding on all persons.

“Grant Date” means, with respect to an Annual Award, the date of the annual meeting of shareholders at which the Non-Employee Director is appointed or elected for the next Board Term, and with respect to an Initial Award, the first business day of the month next following the date the Non-Employee Director is initially appointed or elected to the Board.

“Initial Award” means an equity award granted pursuant to Section 6 of the Plan in connection with a Non-Employee Director’s initial election or appointment to the Board.

“Nominating and Governance Committee” means the Nominating and Governance Committee of the Board.

“Non-Employee Director” means a member of the Board who is not an officer or employee of the Company or any of its subsidiaries or Affiliates.

“Option” or “Non-Qualified Stock Option” means a stock option that is not intended to qualify as an incentive stock option under Section 422 of the Code.

“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

“Option Exercise Price” means the price at which a share of Common Stock may be purchased upon the exercise of an Option.

“Permitted Transferee” means: (a) a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests; (b) third parties designated by the Committee in connection with a program established and approved by the Committee pursuant to which Non-Employee Directors may receive a cash payment or other consideration in consideration for the transfer of a Non-qualified Stock Option; and (c) such other transferees as may be permitted by the Committee in its sole discretion.

“Plan” means this Intellinetics, Inc. Non-Employee Director Compensation Plan, as set forth herein, and as amended from time to time.

“Quarterly Payment Dates” has the meaning set forth in Section 5.3 of the Plan.

“Restricted Award” means any Award granted pursuant to Section 6.4.

“Restricted Stock Period” has the meaning set forth in Section 6.4.

“Restricted Stock” has the meaning set forth in Section 6.4.

“Restricted Stock Unit” has the meaning set forth in Section 6.4.

“Section 409A” means Section 409A of the Code and all authoritative interpretive guidance issued thereunder.

“Separation from Service” means a Non-Employee Director ceasing to be a member of the Board due to a voluntary or involuntary separation from service, for any reason, determined in accordance with Section 409A.

“Share” means a share of the Company’s common stock, par value $0.001.

3. Administration. The Plan shall be administered by the Compensation Committee which shall have the authority to construe and interpret the Plan, prescribe, amend and rescind rules relating to the Plan’s administration and take any other actions necessary or desirable for the administration of the Plan. The Committee also may modify the purchase price or the exercise price of any outstanding Award, provided that if the modification effects a repricing, shareholder approval shall be required before the repricing is effective. The Plan may also be administered by the Board, in the Board’s sole discretion. The Compensation Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Plan. The decisions of the Compensation Committee shall be final and binding on all persons. All expenses of administering the Plan shall be borne by the Company.

4. Eligibility. Each Non-Employee Director shall be eligible to receive the compensation provided hereunder. Directors who are also employees of the Company do not receive additional compensation for service as a director and shall not be eligible to participate in the Plan.

5. Cash Compensation.

5.1 Board Member Annual Retainer. Each Non-Employee Director who is elected or appointed to the Board shall receive an Annual Retainer for the Board Term, pro-rated based on the number of complete months of the Board Term during which the Non-Employee Director serves as a member of the Board, unless otherwise determined by the Committee. The amount of the Annual Retainer shall be as determined by the Board from time to time, and may vary among Non-Employee Directors if the Board deems appropriate.

5.2 Board Chair Annual Retainer. A Non-Employee Director who is appointed to serve as a Board Chair shall receive a Board Chair Annual Retainer for the Board Term served, pro-rated based on the number of complete months of the Board Term during which the Non-Employee Director serves as Chair, unless otherwise determined by the Committee. The amount of the Board Chair Annual Retainer shall be as determined by the Board from time to time.

5.3 Form of Payment of Annual Retainers.

(a) Except as otherwise provided herein, Annual Retainers shall be paid in cash, in equal quarterly installments (the “Quarterly Payment Dates”). Any pro-rated portion of any Annual Retainer for any quarter shall be payable on the next regularly scheduled Quarterly Payment Date.

(b) Notwithstanding any other provision contained herein, each Non-Employee Director may elect to have the Company pay all or a portion of their Annual Retainer(s) in Shares, in lieu of cash. The number of Shares paid shall be determined by dividing the dollar amount of the Annual Retainer(s) by the Fair Market Value of a Share on the date the Annual Retainer(s) are otherwise payable, rounded to the nearest whole Share. In no case shall any fractional Shares be issued. In lieu of any fractional Shares, Non-Employee Directors shall be entitled to cash equal to the value of any fractional Shares. Shares issued in lieu of cash shall be fully vested and unrestricted Shares issued pursuant to this Plan and shall be paid on the same schedule as Annual Retainers paid in cash or, if the Shares cannot be delivered due to a Company blackout period, then the Shares will be delivered on the first business day following the end of the blackout period. Any election by a Non-Employee Director to receive their Annual Retainer(s) for a Board Term in Shares must be made no later than the expiration of the election period established by the Compensation Committee which period shall end no later than September 30 of the calendar year immediately preceding the calendar year in which the Board Term begins or, if later, within 30 days of a Non-Employee Director’s initial appointment to the Board, but only with respect to compensation earned after the date of the election. Any election must comply with all rules established from time to time by the Board, including any insider trading policy or similar policy. A Non-Employee Director may not make an election pursuant to this Section 5.3(b) during a Company blackout period or when the Non-Employee Director is otherwise in possession of material non-public information.

6. Equity Compensation.

6.1 Shares Subject to the Plan. Subject to adjustment in accordance with Section 6.9, a total of 150,000 shares of Common Stock shall be available for the grant of Awards under the Plan. Any shares of Common Stock granted in connection with Awards shall be counted against this limit as one (1) share for every one (1) share of Common Stock granted in connection with such Award. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards. Shares of Common Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner. Any shares of Common Stock subject to an Award that is canceled, forfeited, or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan. Notwithstanding anything to the contrary contained herein, shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Option or (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation. Awards that may be granted under the Plan include: Restricted Awards and Non-Qualified Stock Options.

6.2 Initial Awards and Annual Awards.

(a) Initial Awards. In connection with joining the Board, on the Grant Date for Initial Awards, each Non-Employee Director will receive an Initial Award consisting of a pro-rated amount of Awards for the remainder of the calendar year following the Grant Date. If the Board authorizes an Award by value, the number of shares included in such Award shall be calculated by dividing the dollar amount of the Award by the Fair Market Value of a Share on the Grant Date, rounded to the nearest whole Share. The Awards shall be granted pursuant to the terms of this Plan and an Award Agreement between the Non-Employee Director and the Company.

(b) Annual Awards. On the Grant Date for Annual Awards, each Non-Employee Director who continues as a member of the Board will receive an Annual Award in such form and amounts as determined by the Board from time to time. If the Board authorizes an Award by value, the number of shares included in such Award shall be calculated by dividing the dollar amount of the Award by the Fair Market Value of a Share on the Grant Date, rounded to the nearest whole Share. The Awards shall be granted pursuant to the terms of this Plan and an Award Agreement between the Non-Employee Director and the Company.

6.3 Non-Qualified Stock Options. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 6.3, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options shall be designated as non-qualified Options at the time of grant. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. The term of an Option granted under the Plan shall be determined by the Committee; provided, however, no Stock Option shall be exercisable after the expiration of 10 years from the Grant Date.

(b) Exercise Price. The Option Exercise Price of each Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Stock Option on the Grant Date. Notwithstanding the foregoing, an Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Stock Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.

(c) Consideration. The Option Exercise Price of Common Stock acquired pursuant to an Stock Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Committee, upon such terms as the Committee shall approve, the Option Exercise Price may be paid: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Non-Employee Director identifies for delivery specific shares of Common Stock that have an aggregate Fair Market Value on the date of attestation equal to the Option Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (ii) a “cashless” exercise program established with a broker; (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Option Exercise Price at the time of exercise; (iv) any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Option, the exercise price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system) an exercise by a Director that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

(d) Transferability of an Option. An Option may, in the sole discretion of the Committee, be transferable to a Permitted Transferee, upon written approval by the Committee to the extent provided in the Award Agreement. If the Option does not provide for transferability, then the Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(e) Vesting of Options. Options may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. No Option may be exercised for a fraction of a share of Common Stock. Except as otherwise provided herein, if a Non-Employee Director experiences a Separation from Service before an Option vests, the Option shall be forfeited. Notwithstanding the foregoing, in the event of a Non-Employee Director’s Separation from Service due to their death or Disability, the unvested portion of the Option shall immediately vest on the date of the Separation from Service. Upon the occurrence of a Change in Control, the unvested portion of the Option shall immediately vest on the date of the Change in Control.

(f) Separation from Service. Unless otherwise provided in an Award Agreement, in the event of a Separation from Service (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Optionholder’s Separation from Service or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the Separation from Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

(g) Extension of Termination Date. An Optionholder’s Award Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service for any reason would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the Option shall terminate on the earlier of (a) the expiration of the term of the Option in accordance with Section Section 6.3(a) or (b) the expiration of a period after termination of the Non-Employee Director’s Continuous Service that is three months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.

(h) Disability of Optionholder. Unless otherwise provided in an Award Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.

(i) Death of Optionholder. Unless otherwise provided in an Award Agreement, in the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.

6.4 Restricted Awards. A Restricted Award is an Award of actual shares of Common Stock (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement. Each Restricted Award so granted shall be subject to the conditions set forth in this Section 6.4, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(a) Restricted Stock and Restricted Stock Units.

(i) Each Non-Employee Director granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Non-Employee Director pending the release of the applicable restrictions, the Committee may require the Non-Employee Director to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Non-Employee Director fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award, the Non-Employee Director generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends.

(ii) The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. A Non-Employee Director shall have no voting rights with respect to any Restricted Stock Units granted hereunder. The Committee may also grant Restricted Stock Units with a deferral feature, whereby settlement is deferred beyond the vesting date until the occurrence of a future payment date or event set forth in an Award Agreement (“Deferred Stock Units”).

(b) Restrictions.

(i) Restricted Stock awarded to a Non-Employee Director shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Non-Employee Director shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Non-Employee Director to such shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company.

(ii) Restricted Stock Units and Deferred Stock Units awarded to any Non-Employee Director shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units or Deferred Stock Units are forfeited, all rights of the Non-Employee Director to such Restricted Stock Units or Deferred Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

(iii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock, Restricted Stock Units and Deferred Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units or Deferred Stock Units are granted, such action is appropriate.

(c) Restricted Period. With respect to Restricted Awards, the Restricted Period shall commence on the Grant Date and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement. Except as otherwise provided herein, if a Non-Employee Director experiences a Separation from Service before the Restricted Awards vest, then the unvested portion of the Restricted Award shall be forfeited. No Restricted Award may be granted or settled for a fraction of a share of Common Stock. Notwithstanding the foregoing, in the event of a Non-Employee Director’s Separation from Service before the Restricted Award vests due to the Non-Employee Director’s death or Disability, the unvested portion of the Restricted Award shall immediately vest on the date of the Separation from Service. Notwithstanding the foregoing, upon the occurrence of a Change in Control, the unvested portion of the Restricted Award shall immediately vest on the date of the Change in Control.

(d) Delivery of Restricted Stock and Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 6.4(b) and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Non-Employee Director, or his or her beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share). Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, or at the expiration of the deferral period with respect to any outstanding Deferred Stock Units, the Company shall deliver to the Non-Employee Director, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding vested Restricted Stock Unit or Deferred Stock Unit (“Vested Unit”); provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed in the case of Restricted Stock Units, or the delivery date in the case of Deferred Stock Units, with respect to each Vested Unit.

(e) Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Company deems appropriate.

6.5 Securities Law Compliance. Each Award Agreement shall provide that no shares of Common Stock shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Non-Employee Director has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.

6.6 Use of Proceeds from Stock. Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

6.7 Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

6.8 Shareholder Rights. Except as provided in the Plan or an Award Agreement, no Non-Employee Director shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Non-Employee Director has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 6.9 hereof.

6.9 Adjustments Upon Changes in Stock. In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options, the maximum number of shares of Common Stock subject to all Awards stated in Section 6 will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. In the case of adjustments made pursuant to this Section 6.9, unless the Committee specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Committee shall, in the case of Non-qualified Stock Options, ensure that any adjustments under this Section 6.9 will not constitute a modification of such Non-qualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 6.9 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Non-Employee Director notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

7. Reimbursement of Expenses. Upon prior written approval by the Company, the Company shall reimburse each Non-Employee Director for their reasonable business expenses incurred in connection with the performance of their duties, including reasonable travel and other expenses incurred by the Non-Employee Director to attend Board meetings. Each Non-Employee Director shall provide to the Company such receipts and other records related to such reimbursable expenses as the Company may require.

To the extent that any reimbursement under the Plan provides for a deferral of compensation under Section 409A, (a) the amount eligible for reimbursement in one calendar year may not affect the amount eligible for reimbursement in any other calendar year; (b) the right to reimbursement is not subject to liquidation or exchange for another benefit; and (c) any such reimbursement of an expense must be made on or before the last day of the calendar year following the calendar year in which the expense was incurred.

8. General Provisions.

8.1 Unfunded Obligations. The amounts to be paid to Non-Employee Directors under the Plan are unfunded obligations of the Company. The Company is not required to segregate any monies or other assets from its general funds with respect to these obligations. Non-Employee Directors shall not have any preference or security interest in any assets of the Company other than as a general unsecured creditor.

8.2 No Right to Continued Board Membership. Neither the Plan nor any compensation paid hereunder will confer on any Non-Employee Director the right to continue to serve as a member of the Board or in any other capacity.

8.3 Nonassignment. Any and all rights of a Non-Employee Director respecting payments under this Plan may not be assigned, transferred, pledged or encumbered in any manner, other than by will or the laws of descent and distribution, and any attempt to do so shall be void.

8.4 Successors and Assigns. The Plan shall be binding on the Company and its successors and assigns.

8.5 Entire Plan. This Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.

8.6 Compliance with Law. The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable laws and regulations.

8.7 Term of Plan. The Plan shall become effective on the Effective Date and, unless terminated earlier pursuant to Section 8.8, this Plan will remain in effect until it is revised or terminated by further action of the Board.

8.8 Termination and Amendment. The Board may at any time amend or modify this Plan in whole or in part or any Award issued hereunder. Notwithstanding the foregoing, no amendment or termination of the Plan may impair the right of a Non-Employee Director to receive any amounts accrued hereunder prior to the effective date of such amendment or termination.

8.9 Applicable Law. The law of the State of Ohio shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of law rules.

8.10 Section 409A. The Plan is intended to comply with the requirements of Section 409A, to the extent applicable, and shall be interpreted accordingly. Notwithstanding the foregoing, the Company makes no representations or covenants that any compensation paid or awarded under the Plan will comply with Section 409A.

8.11 Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

8.12 Withholding. To the extent required by applicable Federal, state or local law, a Non-Employee Director must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan. The Non-Employee Director may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any cash compensation paid to the Non-Employee Director by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Non-Employee Director as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.

8.13 Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

8.14 Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.